AGREEMENT OF AMENDMENT No. 3

Dated as of August 16, 2012

Reference is made to that certain Revolving Credit and Security Agreement dated as of August 20, 2010 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Van Kampen Dynamic Credit Opportunities Fund (the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, the definition of “Conduit Lender” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

““Conduit Lender” means each of CHARTA, LLC, CAFCO, LLC, CRC Funding, LLC, and CIESCO, LLC, together with their permitted successors and assigns that constitute special purpose entities that issue commercial paper notes or other debt securities.”

For the avoidance of doubt, it is the intent of the parties hereto that each of CHARTA, CAFCO, and CRC Funding be added as a party to the Program Documents each as a “Conduit Lender” for all purposes under or in connection with the Program Documents, and references in any Program Document to the language “the Conduit Lender” shall be deemed to refer to “the Conduit Lenders”, “a Conduit Lender”, “each Conduit Lender” or “any Conduit Lender”, as the context may require.

The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “August 16, 2012” set forth therein with the date “August 14, 2013”.

The parties hereto agree that, effective as of the date hereof, Section 4.01(f) of the Credit Agreement is hereby amended by adding the following sentence in its entirety at the end thereof:

“Further, on and as of the Closing Date, each Borrowing Date and each date that any Asset is credited to or removed from the Collateral Account, the Borrower represents and warrants as to itself that each remittance of Borrower Obligations by the Borrower to the Secured Parties under or in connection with this Agreement shall be (i) a payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of

Agreement of Amendment No. 3

Invesco Van Kampen Dynamic Credit Opportunities Fund

the Borrower, and (ii) made in the ordinary course of business or financial affairs of the Borrower.”

The parties hereto agree that, effective as of the date hereof, Section 5.01(p) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

“(p) Use of Proceeds. Use the net proceeds of any Advance made hereunder solely in the ordinary course of its business or financial affairs for the purpose of (i) purchasing Assets (other than any Asset which constitutes real property or a direct interest therein), (ii) paying principal and Yield in respect of outstanding Advances, or (iii) for general corporate purposes.”

The parties hereto agree that, effective as of the date hereof, Section 9.01(a) of the Credit Agreement is hereby amended by replacing the sentence “The Program Agent shall give written notice to S&P prior to the effectiveness of any material amendment or modification of this Agreement” set forth therein in its entirety with the following:

“If any Advances made by a Conduit Lender are outstanding, the Program Agent shall give written notice to S&P prior to the effectiveness of any material amendment or modification of this Agreement or any other Program Document to which such Conduit Lender is a party.”

The parties hereto agree that, effective as of the date hereof, Section 9.02 of the Credit Agreement is hereby amended by replacing the information set forth therein under the heading “If to the Conduit Lender” in its entirety with the following:

“If to any Conduit Lender:	750 Washington Boulevard Stamford, CT 06901 Attention: Robert Kohl Telephone No. (203) 975-6383 Facsimile No. (914) 274-9038 Email: robert.kohl@citi.com

In each case, with a copy to:	Citibank, N.A. 390 Greenwich Street, 1st Floor New York, New York 10013 Attention: Junette Earl Telephone No.: (212) 723-3704 Facsimile No.: (646) 843-3661 Email: junette.m.earl@citi.com”

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Agreement of Amendment No. 3

Invesco Van Kampen Dynamic Credit Opportunities Fund

The parties hereto agree that, effective as of the date hereof, Section 9.11 of the Credit Agreement is hereby amended by inserting the following sentence in its entirety at the end of the second paragraph thereof:

“The provisions of this Section 9.11 shall survive the termination of this Agreement.”

The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lender and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 3, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 3 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 3 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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Agreement of Amendment No. 3

Invesco Van Kampen Dynamic Credit Opportunities Fund

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:	/s/ Todd D. Fritchman	By:	/s/ Todd D. Fritchman
Name:	Todd D. Fritchman	Name:	Todd D. Fritchman
Title:	Vice President	Title:	Vice President

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ Todd D. Fritchman	By:	/s/ Todd D. Fritchman
Name:	Todd D. Fritchman	Name:	Todd D. Fritchman
Title:	Vice President	Title:	Vice President

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ Todd D. Fritchman	By:	/s/ Todd D. Fritchman
Name:	Todd D. Fritchman	Name:	Todd D. Fritchman
Title:	Vice President	Title:	Vice President

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:		By:
Name:		Name:
Title:		Title:

Agreement of Amendment No. 3

Invesco Van Kampen Dynamic Credit Opportunities Fund

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:		By:
Name:		Name:
Title:		Title:

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:	/s/ Karen A. Gallagher	By:
Name:	Karen A. Gallagher	Name:
Title:	Vice President	Title:

Agreement of Amendment No. 3

Invesco Van Kampen Dynamic Credit Opportunities Fund

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:		By:
Name:		Name:
Title:		Title:

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:		By:	/s/ John M. Zerr
Name:		Name:	John M. Zerr
Title:		Title:	Senior Vice President

Agreement of Amendment No. 3

Invesco Van Kampen Dynamic Credit Opportunities Fund

INVESCO ADVISERS, INC. as Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

Agreement of Amendment No. 3

Invesco Van Kampen Dynamic Credit Opportunities Fund